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                                                                       Exhibit 9

                       Opinion of and Consent of Counsel

                                                                   January, 2000

Massachusetts Mutual Life Insurance Company
140 Garden Street
Hartford, CT 06154

Re: Initial Registration Statement filed on Form N-4

Ladies and Gentlemen:

   This opinion is furnished in connection with the filing of the initial registration statement filed on Form N-4 under the Securities Act of 1933 for Massachusetts Mutual Life Insurance Company's ("MassMutual) individual certificate issued under a group deferred variable annuity contract with flexible purchase payments (the "Certificate"). Massachusetts Mutual Variable Annuity Separate Account 4 issues the Certificate.

   As an attorney for MassMutual, I provide legal advice to MassMutual in connection with the operation of its variable products. In such role I am familiar with the initial registration statement for the Certificate. In so acting, I have made such examination of the law and examined such records and documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. I am of the following opinion:

     1. MassMutual is a valid and subsisting corporation, organized and operated under the laws of the state of Massachusetts and is subject to regulation by the Massachusetts Commissioner of Insurance.

     2. Massachusetts Mutual Variable Annuity Separate Account 4 is a separate account validly established and maintained by MassMutual in accordance with Massachusetts law.

     3. All of the prescribed corporate procedures for the issuance of the Certificate have been followed, and all applicable state laws have been complied with.

   I hereby consent to the use of this opinion as an exhibit to this Registration Statement.

                                            Very truly yours,

                                            /s/ James M. Rodolakis
                                            ----------------------
                                            James M. Rodolakis
                                            Counsel